Exhibit 10.7

THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT HERETO OR THERETO UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VIRIUM PHARMACEUTICALS INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Certificate No.

Principal Amount	Issue Date: December 12, 2007

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, VIRIUM PHARMACEUTICALS INC., a New York corporation, located at 116 Village Blvd., Suite 200, Princeton, NJ 08540 (hereinafter called “Borrower”), hereby promises to pay to                           , located                              (the “Holder”), without demand, the sum of                     , plus all accrued and unpaid interest, on the earlier of (i) June 12, 2008 or (ii) the closing date of the Next Financing (as defined below), unless the holder elects to convert this Note as set forth in Article II (the “Maturity Date”).

This Note is one of a duly authorized issue of 12% Convertible Promissory Notes of the Borrower, in aggregate principal amount of up to Five Hundred Thousand Dollars ($500,000) (the “Promissory Notes”) issued pursuant to the Subscription Agreement dated as of the date hereof (the “Subscription Agreement”).  The Promissory Notes rank equally and ratably without priority over one another.  No payment, including any prepayment, shall be made hereunder unless payment, including any prepayment, is offered with respect to the other Promissory Notes in an amount which bears the same ratio to the then unpaid principal amount of such Promissory Notes as the payment made hereon bears to the then unpaid principal amount under this Note. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement.  The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1           Interest Rate.  Interest on the outstanding principal balance of this Note shall accrue, beginning from the date hereof, at a rate of 12% per annum, compounded quarterly.  Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days and shall be payable on the Maturity Date, upon earlier prepayment of this Note or in the form of shares of New Securities (as defined below), of the Borrower upon conversion of this Note as set forth in Section 1.2 below.

1.2           Conversion.  The Note shall be payable in full on the Maturity Date, unless previously converted into the Borrower’s New Securities, in accordance with Article II hereof.

1.3           Prepayment.  This Note shall not be subject to any prepayment by the Company without the consent of the Holder in its sole discretion.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into New Securities of the Borrower as set forth below.

2.1.          Conversion into the Borrower’s New Securities.

(a)           Conversion Rights. Upon written notice to the Borrower as set forth below, the Holder may, at its sole option, upon the initial closing of the Borrower’s next round of equity financing (the “Next Financing”), convert the entire outstanding principal hereunder and all interest accrued thereon into such number of shares of fully paid and non-assessable securities issued by the Borrower (or the parent of the Borrower, as the case may be) in such financing (the “New Securities”), that is equal to the quotient of (A) the outstanding principal hereunder plus all accrued and unpaid interest thereon divided by (B) the Conversion Price (as defined below).  In addition, in connection with such conversion, the Holder shall, upon execution by the Holder of the same transaction documents as the other purchasers of the New Securities (the “Next Financing Transaction Documents”), receive rights as a purchaser and holder of New Securities (including, without limitation, customary registration rights) no less favorable in the aggregate and in any single instance than those granted to any other purchaser of New Securities.  The Borrower agrees that it has no right to prevent the Holder from effecting such conversion without the Holder’s consent, whether by attempting to prepay this Note (whether or not there shall have been a default hereunder) or otherwise.  The “Conversion Price” shall (i) if the New Securities are common stock, par value $0.001 per share of the Borrower (the “Common Stock”) (or the common stock of the parent of the Borrower, as the case may be), be equal to the Common Stock Equivalent Price (as defined below) or (ii) if the New Securities are convertible capital stock of the Borrower (or of the parent of the Borrower as the case may be), the Conversion Price shall be an amount equal to the Common Stock Equivalent Price multiplied by the number of shares of Common Stock into which one share of such convertible capital stock is convertible.  If the Holder does not convert this Note into the Next Financing, then the conversion rights under this Section 2.1 shall lapse and be of no further force and effect, provided that the other provisions of this Note shall remain in full force and effect. The “Common Stock Equivalent Price” shall initially be $0.80 and shall be adjusted as set forth in Section 2.1(d) below.

(b)           Fractional Shares.  Upon the conversion of this Note, fractional shares representing New Securities shall be issued only if fractional shares are issuable in connection with the Next Financing to investors generally.  If no fractional shares are so issuable, then with respect to any fraction of a share called for upon the conversion of this Note or any portion hereof, a cash amount equal to such fraction shall be paid to the Holder.

(c)           Conversion Mechanics.

(i)            Notice of Next Financing. The Company shall notify the Holder in writing not less than 5 business days prior to the expected closing date of the Next Financing (the “Next Financing Closing Date”).  Such notice shall include all of the material terms of the proposed Next Financing and shall include, as promptly as such documents are available, then-current drafts of the transaction documents for the Next Financing.  Following such notice, the Company shall provide the Holder with any transaction documents or revised drafts thereof at the same time that such transaction documents or drafts are made generally available to the investors in the Next Financing.

(ii)           Conversion Notice; Delivery of Share Certificates. The right of conversion shall be exercised by the Holder by delivering to the Company, no later than the business day prior to the Next Financing Closing Date, a conversion notice substantially in the form attached hereto as Exhibit A (the “Conversion Notice”), appropriately completed and duly signed together with duly executed counterpart signature pages pursuant to which the Holder agrees to be bound by the terms of the Next Financing Transaction Documents, and by surrender not later than five (5) business days thereafter of this original Note (or if the original Note has been lost or destroyed, an affidavit of Holder in customary form certifying as to such loss or destruction). Promptly after and subject to the receipt of the Conversion Notice, the original Note (or if the original Note has been lost or destroyed, an affidavit of Holder in customary form certifying as to such loss or destruction) and the duly executed counterpart signature pages to the Next Financing Transaction Documents, the Company shall issue and deliver, or cause to be delivered, to the Holder, a certificate or certificates for the number of shares of New Securities issuable to such Holder in accordance with Section 2.1(a). Such conversion shall be deemed to have been effected as of the date of consummation of the Next Financing (the “Conversion Date”), and the person or persons entitled to receive the shares of New Securities issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares as of the close of business on the Conversion Date.

(d)                                 The number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i)            Merger, Sale of Assets, etc.  Unless the conversion rights under Section 2.1 of this Note have previously lapsed, and subject to Section 2.1(d)(ii) below, if the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

(ii)           Merger with Virium Pharmaceuticals, Inc. (Delaware).  Notwithstanding Section 2.1(d)(i) above, upon the consummation of the merger between the Borrower and Virium Merger Sub, Inc., a Delaware corporation (“Merger Sub”) in accordance with that certain Agreement and Plan of Merger dated as of the date hereof, by and among the Borrower, REIT Americas, Inc., a Maryland corporation, Virium Pharmaceuticals, Inc., a Delaware corporation (“Virium Delaware”) and Merger Sub, pursuant to which the Borrower shall become a wholly-owned subsidiary of Virium Delaware, no adjustment shall be made to the Common Stock Equivalent Price or to the type of securities or property issuable upon conversion hereof, except that provision shall be made for this Note to be convertible into the New Securities issued in the Next Financing of Virium Delaware on the same terms and conditions as it was previously so convertible into New Securities of the Borrower.

(iii)          Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(iv)          Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Common Stock Equivalent Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(e)           Whenever any action is taken pursuant to Section 2.1(d) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

ARTICLE III

EVENT OF DEFAULT

3.1           Event of Default.  The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

(a)           Failure to Pay Principal or Interest.  The Borrower fails to pay principal, interest or other sum due under this Note when due and such failure continues for a period of ten (10) days after the due date.

(b)           Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of the Subscription Agreement or this Note in any material respect and such breach, if capable of cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

(c)           Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date, and would otherwise have a material adverse effect on the Borrower.

(d)           Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

(e)           Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

(f)            Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

(g)           Failure to Deliver New Securities.  Borrower’s failure to timely deliver New Securities to the Holder pursuant to and in the form required by this Note.

3.2           Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 3.1(f), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Borrower, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 3.1(a) through (e) and

Section 3.1(g), the Holder  may exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE IV

MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be the addresses set forth in the Subscription Agreement.

4.3           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  This not may not be assigned by the Holder without the prior written consent of the Company, except to an Affiliate of Holder that is an “accredited investor” as such term is defined in Regulation D under the 1933 Act.

4.4           Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

4.5           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Borrower to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder.  The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate.  Therefore the Borrower agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

4.6           Payment Not Subject to Set-Off.  The Borrower acknowledges that it has no and will not be permitted to assert any right of set-off or counterclaim with respect to its obligation to pay the principal and interest as of the Maturity Date as set forth herein and hereby waives any and all defenses it may have in the future with respect to such payment, except to the extent that (a) this Note is converted in accordance with Article II prior to the Maturity Date, (b) Borrower’s defense is that Borrower has paid all principal and interest hereon in accordance with the terms hereof or (c) the Holder has expressly waived its right to such payment in a writing signed by Holder.

4.7           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York.  Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Florida or in the federal courts located in the state of Florida.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

4.8           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.9           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of New Securities to be received by Holder after delivery by the Holder of a Conversion Notice, this original Note and counterpart signature pages to the Next Financing Transaction Documents duly executed by the Holder and the effectiveness of conversion in accordance with this Note.

[Signature page follows.]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 12 day of December, 2007.

VIRIUM PHARMACEUTICALS INC.

By:
Name:
Title:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert the Note.)

The undersigned hereby irrevocably elects to convert the Convertible Promissory Note (the “Note”) of Virium Pharmaceuticals Inc., a New York corporation (the “Company”), held by the undersigned into shares of New Securities in connection with the Next Financing, according to the terms and conditions of the Note and the conditions hereof. The undersigned hereby requests that certificates for the shares of New Securities to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned as indicated below. A copy of the Note being converted is attached hereto together with counterpart signature pages to the Next Financing Transaction Documents (and the original Note shall be transmitted to the Corporation pursuant to the terms thereof).  All capitalized terms used in this Conversion Notice, but not otherwise defined herein shall have the meanings assigned in the Note.  Execution and delivery of this Conversion Notice by facsimile shall be valid an binding for all purposes and shall be effective upon such facsimile transmission.

Date of Notice

Conversion Information:[NAME OF HOLDER]

Address of Holder:

Name of Holder

By:
Name:
Title:

Note: Subject to the terms and conditions of the Note, conversion shall be effected upon consummation of the applicable financing and the New Securities or Conversion Shares shall be delivered to Holder only after receipt by the Company of the original Note or an affidavit of loss in customary form.